UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 10, 2015

(Date of earliest event reported)

MusclePharm Corporation

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 3.02	Unregistered Sales of Equity Securities

Effective February 10, 2015, MusclePharm Corporation (the “Company”) agreed to issue an aggregate of 170,000 shares of its restricted common stock, $0.001 par value per share (the “Common Stock”) as partial consideration pursuant to that certain Termination and Mutual Release Agreement (the “Agreement”) entered into by and between the Company and Worldwide Apparel, LLC (“Worldwide”).

In exchange for the consideration, including the Common Stock, Worldwide agreed to terminate that certain license agreement entered into by and between the Company and Worldwide on March 28, 2014.

The Company is obligated to issue 127,500 shares of the Common Stock to Worldwide within 5 business days of execution of the Agreement, and shall issue 42,500 shares of the Common Stock to be held in escrow by a third-party escrow agent, which shall be released to Worldwide on the 91st day after the date such shares are entered into escrow so long as no claim has been made with respect a lien on certain inventories.

The Company issued the shares of common stock pursuant to the Agreement in reliance on the exemption from registration under the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: February 17, 2015
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer